                                                                     EXHIBIT 1.1

                                   NVR, INC.

                           8% SENIOR NOTES DUE 2005

                            UNDERWRITING AGREEMENT

                                                                   April 8, 1998


Salomon Smith Barney
Salomon Brothers Inc
Credit Suisse First Boston
Friedman, Billings, Ramsey & Co., Inc.
c/o Salomon Brothers Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     NVR, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $145,000,000 principal amount of its 8% Senior Notes due 2005 (the "Notes"), to be issued under an indenture (including any supplemental indenture to be entered into in respect of the Notes, the "Indenture") to be dated as of April 14, 1998, between the Company, NVR Homes, Inc. (the "Subsidiary Guarantor") and The Bank of New York, as trustee (the "Trustee"). The Notes are to be unconditionally guaranteed (the "Subsidiary Guarantee") as to the due and punctual payment of the principal of and interest on and all other amounts due and payable on the Notes by the Subsidiary Guarantor. As used herein, the term "Securities" shall mean the Notes and the Subsidiary Guarantee, and the term "Issuers" shall mean the Company and the Subsidiary Guarantor. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the "Registration Statement," a "Preliminary Prospectus" or the "Prospectus" shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

     1. Representations and Warranties. The Issuers represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

     (a) Each Issuer meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-44515) on Form S-3, including the related Prospectus for the registration under the Act of the offering and sale of the Securities and the Preliminary Prospectus for the offer and sale of the Securities, each of which has previously been furnished to you. The Registration Statement was declared effective by the Commission on February 27, 1998. The Issuers will file with the Commission a final Prospectus in accordance with Rules 415 and 424(b). As filed, the Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Issuers have advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Execution Time the Preliminary Prospectus did not contain and the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Closing Date the Indenture will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

     (c) Each of the Issuers and their respective subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuers and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the Execution Time, other than the prospectus supplement with respect to the Securities first filed after the Execution Time pursuant to Rule 424(b)).

     (d) All the outstanding shares of capital stock of each of the Company's significant subsidiaries, as defined in Rule 1-02 of Regulation S-X under the Exchange Act (each a "Significant Subsidiary"), including the Subsidiary Guarantor, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries (including the Subsidiary Guarantor) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

     (e) The Company's authorized equity capitalization is as set forth in the Prospectus.

     (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Prospectus under the headings "Description of Notes," "Description of Debt Securities" and "Plan of Distribution" are accurate in all material respects.

     (g) This Agreement has been duly authorized, executed and delivered by each Issuer and constitutes a valid and binding obligation of each Issuer enforceable against each Issuer in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether the matter is considered in a proceeding in equity or at law).

     (h) The Notes have been duly and validly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms hereof and the Indenture, will conform to the description thereof in the Prospectus in all material respects, and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights, and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether the matter is considered in a proceeding in equity or at law).

     (i) The Indenture has been duly authorized by each Issuer, and when duly executed and delivered by each Issuer (assuming the due execution and delivery thereof by the Trustee), will be a valid and binding obligation of each Issuer enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights, and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether the matter is considered in a proceeding in equity or at law).

     (j) The Subsidiary Guarantee has been duly authorized by the Subsidiary Guarantor and, when issued and delivered against payment for the Notes in accordance with the terms hereof and the Indenture, will conform to the description thereof in the Prospectus in all material respects, and will be the valid and binding obligation of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights, and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether the matter is considered in a proceeding in equity or at law).

     (k) Neither of the Issuers nor their respective subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither of the Issuers nor any of their respective subsidiaries will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus (as supplemented to the date hereof).

     (m) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of either Issuer or any of their subsidiaries pursuant to, (i) the charter or by-laws of the Issuers or any of their subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which either Issuer or any of their subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to either Issuer or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over either Issuer or any of their subsidiaries or any of their properties, except, in the case of clause (ii) or
(iii), as would not, singly or in the aggregate, have a Material Adverse Effect. The use of proceeds of the Securities as described in the section entitled "Use of Proceeds" in the Prospectus will comply with the terms of (and will not constitute a default under any of the documents described in clause (ii) above)).

     (n) No holders of securities of either Issuer has rights to the registration of such securities under the Registration Statement.

     (o) The consolidated historical financial statements of the Company and its consolidated subsidiaries and the consolidated historical financial statements of the Subsidiary Guarantor and its consolidated subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries and the Subsidiary Guarantor and its consolidated subsidiaries, respectively, as of the dates and for the periods indicated, and comply in all material respects as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Summary Financial and Other Data" in the Prospectus and incorporated by reference in the Prospectus under the caption "Selected Financial Data" from the Company's Form 10-K filed under the Exchange Act for the year ended December 31, 1997, fairly present, on the basis stated therein, the information included therein.

     (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either Issuer or any of their subsidiaries or their property is pending or, to the best knowledge of either Issuer, threatened that (i) could reasonably be expected to have a material adverse effect on either Issuer's performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

     (q) Each of the Issuers and each of their subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not have a Material Adverse Effect.

     (r) Neither the Issuers nor any of their subsidiaries is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or such subsidiary or any of its properties, as applicable, except, in the case of clause (ii) or (iii), as would not, singly or in the aggregate, have a Material Adverse Effect.

     (s) KPMG Peat Marwick, who have certified certain financial statements of the Company and its consolidated subsidiaries (including the Subsidiary Guarantor) and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to the Issuers and their consolidated subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder.

     (t) There are no material transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by either Issuer or sale by either Issuer of the Securities.

     (u) Each Issuer has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

     (v) No labor problem or dispute with the employees of either Issuer or any of their subsidiaries exists or is threatened or imminent, and neither Issuer is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that, in either case, that could reasonably be expected to have a Material Adverse Effect.

     (w) Each Issuer and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring each Issuer or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each Issuer and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither of the Issuers nor any of their subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (x) Except as described in or contemplated by the Prospectus (including the carve-outs set forth in the covenant set forth under "Description of Notes-- Certain Covenants--Limitations on Restrictions Affecting Restricted Subsidiaries"), no Restricted Subsidiary (as defined in the Prospectus) of the Company is currently materially restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, in any case, to any extent that the Company deems necessary.

     (y) Each Issuer and each of their subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither Issuer nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, which, in either case, singly or in the aggregate, either through failure to possess such certificate, authorization or permit or through such certificates, authorizations or permits being the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (z) Each Issuer and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, in all material respects, (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) Neither Issuer has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

     (bb) Except as would not, singly or in the aggregate, have a Material Adverse Effect, each Issuer and each of their subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as set forth in the Prospectus, neither of the Issuers nor any of their subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (cc) Each Issuer and each of their subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of either Issuer or their subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Issuers and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

     (dd) Each Issuer and each of their subsidiaries owns, possesses, licenses or has other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct their respective business as now conducted or as proposed in the Prospectus to be conducted, subject to such limitations on the use of such Intellectual Property that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (ee) Neither Issuer intends to, nor does such Issuer believe that it will, incur debts beyond its ability to pay such debts as they mature. Neither Issuer will permit its Significant Subsidiaries to incur debts beyond such subsidiaries' ability to pay such debts as they mature. Upon the issuance of the Notes, the present and salable value of the assets of the Company and its subsidiaries will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and its subsidiaries, upon the issuance of the Notes, will not constitute unreasonably small capital to carry out its business as now conducted, taking into account the projected capital requirements and capital availability of the Company and its subsidiaries. The assets of the Subsidiary Guarantor, upon the issuance of the Subsidiary Guarantee, will not constitute unreasonably small capital to carry out its business as now conducted, taking into account the projected capital requirements and capital availability of the Subsidiary Guarantor.

     (ff) Neither Issuer nor any of their subsidiaries or any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     (gg) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act.

     (hh) Except as disclosed in the Prospectus, neither Issuer, to its knowledge, (i) has any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc., Credit Suisse First Boston Corporation, or Friedman, Billings, Ramsey & Co., Inc. nor (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc., Credit Suisse First Boston Corporation, or Friedman, Billings, Ramsey & Co., Inc.

     (ii) Except as described in the Prospectus, each Issuer is in compliance with the Commission's staff legal bulletin No. 5 dated October 8, 1997 related to Year 2000 compliance.

     (jj) Any certificate signed by any officer of an Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Issuer, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale; Underwriting Compensation. The Company agrees to sell to each Underwriter, and each Underwriter agrees, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, severally and not jointly, to purchase from the Company, at a purchase price (the "Purchase Price") of 98.75% of the principal amount thereof, the principal amount of the Notes set forth opposite such Underwriter's name in
Schedule I hereto. The Company agrees to pay to each Underwriter underwriting discounts and commissions equal to 1.25% of the principal amount of the Notes set forth opposite such Underwriter's name in Schedule I hereto (the "Underwriting Compensation").

     3. Delivery and Payment. Delivery of and payment for the Securities and payment of the Underwriting Compensation shall be made at 10:00 AM, New York City time, on April 14, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities, and payment of the Underwriting Compensation, shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer in same day funds. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public from time to time in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, as set forth in the Prospectus as supplemented to the Execution Time.

     5. Agreements.  Each Issuer agrees with the several Underwriters that:

     (a) Prior to the termination of the offering of the Securities, the Issuers will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Issuers have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the filing of the Prospectus is required under Rule 424(b), the Issuers will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuers will promptly advise the Representatives when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 429(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Issuers promptly will (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) The Issuers will furnish to the Representatives and counsel for the Underwriters, without charge and upon request, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), as filed pursuant to EDGAR, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

     (e) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Issuers be obligated to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

     (f) Neither Issuer will, without the prior written consent of Salomon Smith Barney, for a period of 90 days following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by either Issuer or any affiliate of either Issuer (or any person in privity with either Issuer or any affiliate of either Issuer), directly or indirectly, or announce the offering of any debt securities issued or guaranteed by either Issuer (other than the Securities, and up to an additional $30 million of 8% Senior Notes due 2005 of NVR, Inc. (with the related guarantee) issued under the Indenture and any Indebtedness incurred pursuant to any revolving credit agreement to which such Issuer is a party or becomes a party as contemplated in the Prospectus).

     (g) Neither Issuer will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of either Issuer or their subsidiaries to facilitate the sale or resale of the Securities.

     (h) The Issuers will use the proceeds of the Securities as described in the section entitled "Use of Proceeds" in the Prospectus.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of each Issuer contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of each Issuer made in any certificates pursuant to the provisions hereof, to the performance by each Issuer of their obligations hereunder and to the following additional conditions:

     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) On the Closing Date the Representatives shall have received the opinion of Hogan & Hartson L.L.P., counsel for the Issuers, dated the date of its delivery, addressed to the Representatives, and in form and substance satisfactory to counsel to the Underwriters, substantially to the effect that, on the Closing Date:

          (i) The Company was incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of the certificate specified in the opinion. The Subsidiary Guarantor was incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as of the date of the certificate specified in the opinion. RVN, Inc. was duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as of the date of the certificate specified in the opinion. Based solely on certificates of public officials, each Issuer is qualified as a foreign corporation and is in good standing in the respective jurisdictions and as of the dates set forth on Schedule I to such opinion. Each Issuer has the corporate power and corporate authority under the Virginia Stock Corporation Act and under its articles of incorporation to own or lease its properties and to transact the business in which it is currently engaged as described in the Registration Statement and the Prospectus.

          (ii) The authorized capital stock of the Company as of December 31, 1997 was set forth in the Capitalization table in the Prospectus. All shares of common stock of the Company shown as issued and outstanding in such table are duly authorized and, assuming receipt of consideration therefor as provided in the resolutions authorizing issuance thereof of the board of directors of the Company, are validly issued, fully paid and nonassessable under the Virginia Stock Corporation Act, and were not issued in violation of or subject to any preemptive or, to such counsel's knowledge, similar rights that would entitle any person to acquire shares of the Company upon the issuance thereof. The issued and outstanding capital stock of the Subsidiary Guarantor, and each other Significant Subsidiary, has been duly authorized and, assuming receipt of consideration therefor as provided in the resolutions authorizing issuance thereof of the board of directors of the Subsidiary Guarantor or such subsidiary, is validly issued, fully paid and nonassessable under the corporation law of its jurisdiction of incorporation, was not issued in violation of or subject to any preemptive rights and is owned of record by the Company or a subsidiary of the Company, to the knowledge of such counsel, except as described in the Prospectus, and, based solely on the stock records of the Subsidiary Guarantor and such subsidiaries, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests, of the Subsidiary Guarantor and such subsidiaries, except as described in the Registration Statement or the Prospectus.

          (iii) The Notes have been duly authorized by the Company and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion in applying general principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the matter is considered in a proceeding in equity or at law). The Notes conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Supplement Summary - The Offering" and "Description of Notes."

          (iv) The Subsidiary Guarantee of the Subsidiary Guarantor has been duly authorized by the Subsidiary Guarantor and, when duly executed and delivered against payment for the Notes in accordance with the terms of this Agreement and the Indenture, will constitute valid and binding obligations of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) may be limited by the exercise of judicial discretion and the application of general principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the matter is considered in a proceeding in equity or at law). The Subsidiary Guarantee conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Supplement Summary - The Offering" and "Description of Notes."

          (v) This Agreement has been duly authorized, executed and delivered by each Issuer.

          (vi) The Indenture has been duly authorized, executed and delivered by each Issuer, and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) may be limited by the exercise of judicial discretion and the application of general principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the matter is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the captions "Prospectus Supplement Summary - The Offering" and "Description of Notes."

          (vii) The Indenture has been duly qualified under the Trust Indenture Act.

          (viii) Each Issuer has the corporate power and corporate authority under the corporation law of the jurisdiction of its incorporation, and under its articles of incorporation and by-laws to execute, deliver and perform as of the date hereof its obligations under this Agreement and the Indenture.

          (ix) Neither Issuer may avail itself, by way of defense or otherwise, of any of the provisions of the Code of Virginia relating to usury to avoid or defeat its payment obligations pursuant to and in accordance with the terms of the Notes and the Indenture.

          (x) The execution, delivery and performance, as of the Closing Date, by each Issuer of this Agreement, the Indenture and of the Securities, and the consummation of the transactions contemplated thereby, do not, as to each such party, (A) constitute a breach of any of the terms or provisions or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under any agreement filed as an exhibit to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997,
(B) violate any provision of its articles of incorporation or by-laws, (C) to the knowledge of such counsel, violate any applicable statutory law, rule, regulation, order, judgment or decree of any court or any federal or State of New York or Commonwealth of Virginia governmental or regulatory authority having jurisdiction over either Issuer or any Significant Subsidiary of an Issuer or any of their respective properties or assets, or (D) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any Significant Subsidiary of an Issuer pursuant to any agreement filed as an exhibit to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997. No consent or approval of, or registration or filing with, any court or any federal or State of New York or Commonwealth of Virginia governmental or regulatory authority having jurisdiction over either Issuer or any Significant Subsidiary or any of their respective properties or assets is required to be obtained or made in connection with the execution, delivery and performance by each Issuer of this Agreement and the Indenture, the issuance, sale and delivery of the Securities, or the performance of their respective obligations to make all payments required under the Securities, except for (1) such as may be required under state securities or Blue Sky laws and the Trust Indenture Act in connection with the purchase and distribution of the Notes by the Underwriters (as to which such counsel need express no opinion), and (2) such as have been made or obtained.

          (xi) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, complied as of their respective effective or issue dates (except for the financial statements and supporting schedules and other financial data included therein or omitted therefrom, and the exhibits to the Registration Statement and the Statement of Eligibility of the Trustee on Form T-1, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the Regulations. The documents incorporated by reference in the Prospectus (except for the financial statements and supporting schedules and other financial data included therein or omitted therefrom, and the exhibits to the Registration Statement and the Statement of Eligibility of the Trustee on Form T-1, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act.

          (xii) The Registration Statement has been declared effective under the Act and any required filing of the Prospectus pursuant to Rule 424(b) and the Act has been made in the manner and within the time period required thereunder and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

          (xiii) To the knowledge of such counsel, there are no holders of securities of either Issuer who, by reason of the filing of the Registration Statement under the Act or the execution by either Issuer of this Agreement, have the right to request or demand that either Issuer register under the Act securities held by them.

          (xiv) Neither Issuer is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that during the course of the preparation of the Registration Statement and Prospectus they have participated in conferences with officers and other representatives of the Issuers, representatives of the independent certified public accountants of the Issuers, and yourselves and your representatives and, although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which cause them to believe that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and supporting schedules and other financial data included therein or omitted therefrom and the exhibits to the Registration Statement or with respect to the Statement of Eligibility of the Trustee on Form T-1) or (ii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed.

          In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, without independent review or investigation, on certificates of responsible officers and other representatives of the Issuers and any material subsidiary of the Issuers, certificates of public officials, and certificates or other records or documents of officers of agencies or departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Issuers and their respective subsidiaries, provided that copies of such statements or certificates shall be delivered to counsel to the Underwriters.

          The foregoing opinions may be rendered subject to such assumptions, qualifications and exceptions as are reasonably acceptable to counsel to the Underwriters, including, without limitation, an assumption that the Issuers perform their obligations in accordance with this Agreement. In rendering such opinions, such counsel may (i) set forth the scope of the investigation conducted and (ii) state that such opinions are based as to matters of law on the Federal laws of the United States, the laws of the Commonwealth of Virginia and the laws of the State of New York and related regulations, it being understood that such counsel shall not be deemed to be giving any opinion with respect to the applicability or effect of any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws).

     (c) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) Each Issuer shall have furnished to the Representatives a certificate of such Issuer, signed by Paul Saville, Chief Financial Officer, and Denny Seremet, Vice President and Controller, dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

          (i) the representations and warranties of each Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) to each Issuer's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto subsequent to the Execution Time), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of either Issuer or their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the Execution Time).

     (e) At the Execution Time and at the Closing Date, KPMG Peat Marwick shall have delivered a comfort letter to the Underwriters confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and giving comfort on other data in the Prospectus, such letter being in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

     (f) Subsequent to the Execution Time, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
(e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuers and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the Execution Time) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto subsequent to the Execution Time).

     (g) Subsequent to the Execution Time and prior to the Closing Date, there shall not have been any decrease in the rating of any of either Issuer's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (h) The Company shall have applied for listing of the Securities for trading on the American Stock Exchange.

     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters here under may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins, counsel for the Underwriters, at 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004, on the Closing Date.


     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuers will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as amended through the Execution Time, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. In addition, the Issuers hereby confirm that at their request Credit Suisse First Boston has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Notes. Each Issuer will jointly and severally indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (a) Notwithstanding the foregoing, the Issuers will not be liable in any such case (I) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion therein or (II) to any Underwriter with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established in the related proceedings that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company shall have furnished such Underwriter with such amendment or supplement thereto prior to the written confirmation of such sale), if such delivery was required by the Act, and such loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was completely corrected in the Prospectus (or of the Prospectus as then amended or supplemented if the Issuers shall have furnished such Underwriter with such amendment or supplement thereto prior to the written confirmation of such sale) (it being understood that no Underwriter shall be required to send or give any amendment or supplement to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person in order to benefit from the indemnification provisions herein or otherwise).

     This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signed the Registration Statement, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuers by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, (ii) the legend in block capital letters on the inside of the cover page of the Prospectus related to stabilization, syndicate covering transactions and penalty bids and (iii) under the heading "Underwriting," the sentences related to concessions and reallowances, the paragraph related to stabilization, syndicate covering transactions and penalty bids and the paragraph related to the "qualified independent underwriter" any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls (within the meaning of either the Act or the Exchange Act) an Underwriter and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any Issuer within the meaning of either the Act or the Exchange Act, each officer of an Issuer who shall have signed the Registration Statement and each director of an Issuer shall have the same rights to contribution as an Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the

Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a de fault by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission, the American Stock Exchange or trading in securities generally on the NYSE or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any out break or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto subsequent to the Execution
Time).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-
7912) and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed to
(703) 761-2030 and confirmed to it at 7601 Lewinsville Road, Suite 300, McLean, VA 22102, Attention: Chief Financial Officer.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     "Commission" shall mean the Securities and Exchange Commission.

     "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     "Preliminary Prospectus" shall mean the preliminary prospectus supplement and attached prospectus, each dated April 6, 1998, as filed with the Commission pursuant to Rule 424(b) on April 6, 1998.

     "Prospectus" shall mean the prospectus (including any related prospectus supplement) relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

     "Registration Statement" shall mean the registration statement referred to in paragraph l (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule

     430A In formation deemed to be included therein at the Effective Date as provided by Rule 430A.

     "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

     "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

     "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc. to the extent that any such party is a signatory to this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among each Issuer and the several Underwriters.

                                    Very truly yours,

                                    NVR, INC.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------

                                    NVR, HOMES, INC.


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                           ----------------------------------


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


SALOMON BROTHERS INC.,
for itself and Credit Suisse First Boston


By:
    -------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.,
for itself


By:
    -------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------

                                  SCHEDULE I
                                  ----------

                                                  Principal Amount of Securities
Underwriters                                              to be Purchased
------------                                             ----------------
Salomon Brothers Inc.                                               $101,500,000
Credit Suisse First Boston                                            21,750,000
Friedman, Billings, Ramsey & Co., Inc.                                21,750,000
     Total:                                                         $145,000,000